UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 21, 2013

The WhiteWave Foods Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35708	46-0631061
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1225 Seventeenth Street, Suite 1000, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(303) 635-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2013, the Board of Directors of The WhiteWave Foods Company (the "Company"), acting upon the recommendation of its Nominating and Corporate Governance Committee, approved an amendment to, and restated, the Company's Amended and Restated By-laws (as so amended and restated, the "By-laws"), which became effective immediately upon approval. Article II, Section 2.2 of the By-laws was amended to provide that a person shall not qualify to serve as a director of the Company if he or she is a party to any compensatory or financial arrangement with a third party, or has received any such compensation from a third party, in connection with his or her candidacy or service as a director (subject to certain exceptions for indemnification and expense reimbursement arrangements and pre-existing employment agreements). Article I, Sections 1.10(b) and 1.11(b), of the By-laws also were amended to delete outdated references to the Company's 2013 annual meeting.

The foregoing description of the Company's By-laws is not complete and is subject to and qualified in its entirety by reference to the Amended and Restated By-laws, a copy of which is attached as Exhibit 3 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

The By-laws of the Company, as Amended and Restated on August 21, 2013, are attached as Exhibit 3.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The WhiteWave Foods Company

August 23, 2013	By:	Roger E. Theodoredis

Name: Roger E. Theodoredis
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3	Amended and Restated By-laws of The WhiteWave Foods Company dated August 21, 2013